     As filed with the Securities and Exchange Commission on May 28, 1999

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                                  K.SWISS INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                         95-4265988
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)

                             31248 Oak Crest Drive
                      Westlake Village, California  91361
                                 (818) 706-5100
                    (Address of principal executive offices)
                          ____________________________

                     K.SWISS INC. 1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                          ____________________________

                                 GEORGE POWLICK
         Vice President-Finance, Chief Financial Officer and Secretary
                                  K.Swiss Inc.
                             31248 Oak Crest Drive
                      Westlake Village, California  91361
                                 (818) 706-5100
               (Name and address of agent for service of process)
                                      ____

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                          Proposed Maximum     Proposed Maximum       Amount of
 Title of Each Class of Securities to be              Amount to be       Offering Price Per        Aggregate        Registration
             Registered                                Registered             Share(1)         Offering Price(1)       Fee(1)
----------------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, par value $.01 per share      600,000 shares        $49.1875              $29,512,500         $8,204
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock of K.Swiss Inc. quoted on the Nasdaq National Market on May 21, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

     (d) The description of the Company's Class A Common Stock which is contained in the Company's Registration Statement on Form 8-A dated June 4, 1990, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Jonathan K. Layne, a partner in the Los Angeles office of Gibson, Dunn & Crutcher LLP, counsel to the Company, has been a director of the Company since 1990, and beneficially owned 2,000 shares of the Company's Class A Common Stock as of May 25, 1999.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the DGCL.

     As of May 3, 1990, the Registrant entered into, and the stockholders of the Registrant ratified, separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant. Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each indemnitee against any amounts which the indemnitee becomes legally obligated to pay in connection with any claim against the indemnitee based upon any act, omission, neglect or breach of duty which the indemnitee may commit, omit or suffer while acting in his capacity as a director and/or officer of the Registrant; provided, however, that such claim: (i) is not based upon the indemnitee's gaining in fact any personal profit or advantage to which the indemnitee is not legally entitled; (ii) is not for an accounting of profits in fact made from the purchase or sale by the indemnitee of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

     The Indemnity Agreements provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Registrant in advance of the final disposition thereof unless a determination is made by the disinterested directors of the Registrant, independent legal counsel, the stockholders of the Registrant or a court of competent jurisdiction that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Registrant or its stockholders. Each indemnitee has undertaken to repay the Registrant for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that the indemnitee is not entitled to indemnification under the Indemnity Agreements.

     The Registrant has a liability insurance policy in effect which covers certain claims against any officer or director of the Registrant by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1  K.Swiss Inc. 1999 Stock Incentive Plan.

     4.2 Amended and Restated Certificate of Incorporation of K.Swiss Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

     4.3 Amended and Restated Bylaws of K.Swiss Inc. (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

     4.4 Certificate of Designations of Class A Common Stock (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

     4.5 Certificate of Designations of Class B Common Stock (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

     4.6 Specimen K.Swiss Inc. Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

     4.7 Specimen K.Swiss Inc. Class B Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

     5.1  Opinion of Gibson, Dunn & Crutcher LLP.

     23.1 Consent of Grant Thornton LLP.

     23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

          Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 28th day of May, 1999.

                                    K.SWISS INC.

                                    By:  /s/ George Powlick
                                         ------------------
                                         George Powlick
                                         Vice President-Finance,
                                         Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven Nichols and George Powlick, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                          Title                                     Date
               ---------                                          -----                                     ----
/s/ Steven Nichols                               Chairman of the Board, President and                   May 28, 1999
---------------------------------------          Chief Executive Officer and Director
Steven Nichols

/s/ George Powlick                               Vice President-Finance, Chief Financial                May 28, 1999
---------------------------------------          Officer, Secretary and Director
George Powlick                                   (Principal Financial and Accounting
                                                 Officer)

/s/ Lawrence Feldman                             Director                                               May 28, 1999
---------------------------------------
Lawrence Feldman

/s/ Jonathan Layne                               Director                                               May 28, 1999
---------------------------------------
Jonathan Layne

/s/ Martyn Wilford                               Director                                               May 28, 1999
---------------------------------------
Martyn Wilford

                                 EXHIBIT INDEX

Exhibit
No.       Description
---       -----------

4.1       K.Swiss Inc. 1999 Stock Incentive Plan.

4.2 Amended and Restated Certificate of Incorporation of K.Swiss Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

4.3 Amended and Restated Bylaws of K.Swiss Inc. (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

4.4 Certificate of Designations of Class A Common Stock (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

4.5 Certificate of Designations of Class B Common Stock (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

4.6 Specimen K.Swiss Inc. Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

4.7 Specimen K.Swiss Inc. Class B Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-34369)).

5.1       Opinion of Gibson, Dunn & Crutcher LLP.

23.1      Consent of Grant Thornton LLP.

23.2      Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1      Power of Attorney (included on the signature page hereto).